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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            BROUGHTON FOODS COMPANY
             (Exact name of Registrant as specified in its charter)

                                      Ohio
                    (State of Incorporation or Organization)

                                  31-4135-025
                      (I.R.S. Employer Identification No.)

                            210 North Seventh Street
                              Marietta, Ohio 45750
                    (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

                    Title of each class to be so registered
                                 Not applicable

                   Name of each exchange on which each class
                              is to be registered
                                 Not applicable

      If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box. [   ]

      If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

      Securities Act registration statement file number to which this form relates: 333-37387

      Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, Par value $1.00 per share
                                (Title of class)


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Item 1. Description of Registrants Securities to be Registered

      For a full description of Broughton Foods Company's Common Stock ("Common Stock") being registered hereby, reference is made to the information contained under the Caption "Description of Capital Stock" in the Prospectus that forms part of the Registrant's registration statement (Registration No. 333-37387) filed with the Securities and Exchange Commission ("SEC") on October 8, 1997, under the Securities Act of 1933, as amended ("Securities Act"), which registration statement was amended by Pre-Effective Amendment No.l, filed with the SEC on November 26, 1997. The information contained in the foregoing Registration Statement on Form S-1, as amended (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Common Stock will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act, and shall be incorporated by reference into this registration statement on Form 8-A.

   Item 2. Exhibits

      2.1   Articles of Incorporation.  Incorporated by reference to Exhibit
      3.1 to the Registration Statement.

      2.2 Code of Regulations. Incorporated by reference to Exhibit 3.2 to the Registration Statement.








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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 5, 1997
BROUGHTON FOODS COMPANY
By /s/ Todd R. Fry
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   Todd R. Fry
   Chief Financial Officer




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